Exhibit 99.1

MATADOR RESOURCES COMPANY ANNOUNCES
FULL YEAR 2015 PRODUCTION RESULTS AND
PROVIDES ANALYST DAY PARTICIPATION DETAILS

DALLAS, Texas, January 12, 2016 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with an emphasis on oil and natural gas shale and other unconventional plays and with a current focus on its Permian (Delaware) Basin operations in Southeast New Mexico and West Texas, today announced full year 2015 production results and details for participating in the Company’s Analyst Day scheduled to be held on Wednesday, February 3, 2016 at 9:00 a.m. Central Time in the Fort Worth Ballroom at the Westin Galleria Dallas hotel in Dallas, Texas.

Full Year 2015 Production Results

Matador is pleased to announce record oil, natural gas and total oil equivalent production for full year 2015. During 2015, the Company produced approximately 4.5 million barrels of oil, 27.7 billion cubic feet of natural gas and 9.1 million barrels of oil equivalent (“BOE”). These annual production numbers were the best in the Company’s history for any single calendar year and were at the top of 2015 guidance metrics as revised upwards multiple times during the year from initial guidance for oil and natural gas production of 4.0 to 4.2 million barrels and 24.0 to 26.0 billion cubic feet, respectively, on February 5, 2015 to final guidance of 4.4 to 4.5 million barrels and 27.0 to 28.0 billion cubic feet, respectively, as updated on November 4, 2015.

Compared to 2014, Matador’s 2015 oil production increased 35% from 3.3 million barrels to 4.5 million barrels, its 2015 natural gas production increased 81% from 15.3 billion cubic feet to 27.7 billion cubic feet and its 2015 total oil equivalent production increased 55% from 5.9 million BOE to 9.1 million BOE. The Company is particularly pleased with these results given the challenging operating and commodity price environment in 2015 and especially considering the reduction in its drilling program from five rigs to two rigs during the first quarter of 2015, returning to three rigs in late July for the balance of the year. Matador’s 2015 production numbers were at the top of its guidance despite being impacted somewhat by the winter storms in West Texas and New Mexico during the last week of the year, which resulted in much of its Delaware Basin production being shut in for several days. This production is currently back on line. Financially, as evidenced by the Company’s performance through the first three quarters of the year, Matador expects 2015 to be one of the best years in its history despite low commodity prices.

Analyst Day Details

Matador is operating three drilling rigs in the Delaware Basin, as it has been since late July 2015, and it currently plans to run three rigs in this area throughout 2016. Matador is, however, evaluating any number of scenarios as it finalizes its drilling plans and capital budget for 2016 in light of current commodity prices, including possibly dropping one rig temporarily in 2016. From a financial perspective, at December 31, 2015, the Company had over $50 million in cash and no borrowings outstanding under its revolving credit facility. As Matador works to preserve its liquidity position and manage its debt profile, it will continue to consider a full range of alternatives to cover a portion or potentially all of the anticipated outspend in its 2016 capital investment plans, including the sale of non-core assets in certain of its operating areas, certain midstream assets or certain other assets or joint ventures to develop or to explore certain portions of its acreage position. Management plans to provide its 2016 operational plan, capital budget and forecasts, plus an update on its ongoing operations and continued improvements in drilling, completion and production techniques in each of its focus areas, at the Company’s Analyst Day scheduled to be held on Wednesday, February 3, 2016 at 9:00 a.m. Central Time in the Fort Worth Ballroom at the Westin Galleria Dallas hotel, 13340 Dallas Pkwy, Dallas, Texas 75240. The presentation will conclude with a question and answer session for those in attendance. Individuals who are unable to attend in person can participate in the live conference call or via virtual webcast. Following the presentation, lunch will be provided.

To access the Analyst Day conference call in a listen-only mode, domestic participants should dial (855) 875-8781 and international participants should dial (720) 634-2925. The participant passcode is 25027629. To access the virtual webcast, participants should use the following link: http://edge.media-server.com/m/p/gsoor954. All details can be accessed through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

A replay of the Analyst Day conference call will be made available through Friday, February 26, 2016 via webcast. A link to the replay webcast will be available through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

A copy of the Company’s Analyst Day presentation will be available prior to the event through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

The Company has limited space to attend this event in Dallas and reservations will be required. All inquiries to attend in person should be directed to Mac Schmitz at mschmitz@matadorresources.com.

Analyst Day Follow-up Conference Call

Management plans to host a live follow-up conference call at 3:30 p.m. Central Time on Wednesday, February 3 following the Company’s Analyst Day presentation for anyone who has additional questions. To access the conference call, domestic participants should dial (855) 875-8781 and international participants should dial (720) 634-2925. The participant passcode is 25505768. To access the virtual webcast, participants should use the following link: http://edge.media-server.com/m/p/bshpb4om. All details can be accessed through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab. A replay of the Analyst Day follow-up conference call will be made available through Friday, February 26, 2016 via webcast. A link to the replay webcast will be available through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

About Matador Resources Company
Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Permian (Delaware) Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas.
For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions, including the HEYCO merger; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s SEC filings, including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information
Mac Schmitz
Investor Relations
(972) 371-5225
mschmitz@matadorresources.com